Exhibit 99.1

Clarus Corporation Announces Strong Preliminary Fourth Quarter and Full Year 2018 Sales Results Exceeding Outlook

- Expects Fourth Quarter Sales to be Approximately $57 Million, Full-Year Sales of Approximately $212 Million, up 24% -

- 2018 Industry Awards Double to 72, Fourth Quarter Brand Impressions up 14% to 1.5 Billion -

- Upcoming January Trade Shows to Showcase New Products from Both Black Diamond and Sierra -

SALT LAKE CITY, Utah – January 22, 2019 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, is providing selected preliminary results for the fourth quarter and full year ended December 31, 2018.

Preliminary Fourth Quarter 2018 vs. Fourth Quarter 2017

•	Sales of approximately $57 million, including approximately 8% growth from Black Diamond and 14% growth from Sierra.
•	Repurchased 101,833 shares of its common stock for approximately $1.0 million ($9.60 per share), bringing the total amount purchased during 2018 to 519,070 shares or $4.3 million ($8.31 per share). The Company maintains a $30 million share repurchase program, which still has approximately $13.5 million available.

Preliminary Full Year 2018 vs. Full Year 2017

•	Sales up 24% to approximately $212 million, including approximately 10% growth from Black Diamond and 15% pro forma growth from Sierra.
•	Adjusted EBITDA margin expected to exceed previously guided figure of 9.5%.
•	Total debt of approximately $22 million and cash and cash equivalents of approximately $2.5 million versus total debt of $20.8 million and $1.9 million in cash and cash equivalents at the end of 2017.

“We are pleased the year ended on a strong note, with continued brand momentum driving sales performance that exceeded our outlook,” said John Walbrecht, president of Clarus. “Underlying these results was 14% fourth quarter growth in our Sierra brand and continued strength from Black Diamond, including 59% growth in apparel. We continued to experience strong reception of our brands at retail, showcasing our product innovation, improved go-to-market strategy and better order fulfillment. We expect our momentum to continue in 2019 based upon continued product innovation, the execution of our fast-growing initiatives such as apparel, and further accelerating our brand awareness.”

Reported results are unaudited, preliminary, and reflect management’s estimates based on information available as of the date of this press release and is not a comprehensive statement of the Company’s financial results for the fourth quarter and year ended December 31, 2018. The Company’s actual results for fourth quarter fiscal 2018 and full year 2018 may differ from these preliminary results due to the completion of the Company’s financial closing procedures, final adjustments and audit process.

The Company expects to release its fourth quarter and full year 2018 results and introduce its 2019 outlook in early March 2019.

Recent Marketing Momentum & Upcoming Trade Shows

During the 2018 trade show season, Black Diamond products were recognized for 72 product awards, more than double the 35 in 2017. This follows a well-documented strategy to accelerate product innovation across all product categories.

In addition, due to an enhanced marketing campaign to support product innovation, Black Diamond advertising impressions in the fourth quarter of 2018 grew by 14% to over 1.5 billion. Total impressions for the full year 2018 were 4.1 billion.

These elements of enhanced innovation and improved visibility will be showcased at the upcoming SHOT Show and Outdoor Retailer events. Clarus Corporation senior management and Black Diamond and Sierra division heads will be holding breakout sessions with analysts and investors to showcase all-new 2019 products, while marketing leadership will share the stories behind the go-to-market strategies. Details on each respective event can be found below.

SHOT Show 2019

Wednesday, January 23rd, 7:30-9:00AM PST

Sands Expo Center | Las Vegas, NV

Sierra Bullets Main Booth #16334

Outdoor Retailer 2019

Thursday, January 31st, 7:30-9:00AM MST

Colorado Convention Center | Denver, CO

Black Diamond Booth #37083

These events are directed towards institutional shareholders and analysts. To attend, please contact Clarus’ investor relations firm, Liolios.

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus' primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, sport and skincare categories. The Company's products are principally sold under the Black Diamond®, Sierra®, PIEPS® and SKINourishment® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure adjusted earnings before interest, taxes, other income or expense, depreciation and amortization (“adjusted EBITDA”). The Company believes that the presentation of the non-GAAP measure, i.e. adjusted EBITDA, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com